As filed with the Securities and Exchange Commission on August 31, 2016

Registration No. 333-207600

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM S-3/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	98-0608404
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

51 West 52nd Street, 7th Floor
New York, NY 10019-6163
Telephone: 1-844-689-3939
(Address and Telephone Number of Principal Executive Offices)

Christopher Missling, PhD
Chief Executive Officer
51 West 52nd Street, 7th Floor
New York, NY 10019-6163
Telephone: 1-844-689-3939
(Name, Address and Telephone Number of Agent for Service)

__________________

Copies to:

Clayton E. Parker, Esq.
John D. Owens III, Esq.
Camielle N. Green, Esq.
K&L Gates LLP
200 South Biscayne Boulevard, Suite 3900
Miami, Florida 33131-2399
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

__________________

Approximate Date of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Primary Offering By Anavex Life Sciences, Inc.
Common Stock, par value $0.001 per share	(1)		(1)	(1)	(2)
Warrants to purchase Common Stock	(1)		(1)	(1)	(2)
Total for Primary Offering:	(1)		(1)	$100,000,000	$10,070
Secondary Offering By Selling Security Holder
Common Stock, par value $0.001 per share	6,754,609	(3)	$3.36	$22,695,486	$2,286
Total for Secondary Offering:	6,754,609		$3.36	$22,695,486	$2,286
Total				$122,695,486	$12,356	(4)

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(1)   Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate initial offering price or number of shares of common stock of Anavex Life Sciences Corp. and warrants to purchase common stock are being registered as may from time to time be issued at currently indeterminable prices with an aggregate maximum offering price not to exceed $100,000,000. The proposed maximum offering price per security is calculated in accordance with Rule 457(o) and is used solely for the purposes of calculating the amount of the registration fee. Such price does not represent the actual maximum price at which such securities may be sold under this registration statement.

(2)   Calculated in accordance with Rule 457(o) under the Securities Act.

(3)   Up to 6,754,609 of shares of common stock may be sold from time to time pursuant to this registration statement by the selling security holder described herein, inclusive of 179,598 shares of common stock, that were issued as an initial commitment fee, and 89,799 shares of common stock that are issuable as an additional commitment fee. Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(4)   The Company previously paid $15,105 in registration fees with the initial filing of this registration statement on Form S-3 on October 26, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2016

PROSPECTUS

Anavex Life Sciences Corp.

$100,000,000 of Shares of Common Stock and Warrants

6,754,609 Shares of Common Stock Offered
by Selling Security Holder

Anavex Life Sciences Corp., a Nevada corporation (“us”, “we”, “our”, “Anavex” or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that Anavex will determine at the time of the offering, shares of our common stock, par value $0.001 per share (“Common Stock”) and warrants (“Warrants”) described in this prospectus, up to an aggregate amount of $100,000,000.

This prospectus also covers the resale by Lincoln Park Capital Fund, LLC (“Lincoln Park” or the “Selling Security Holder”), of up to 6,754,609 shares of our Common Stock in one or more transactions in amounts, at prices, and on terms that will be determined at the time these securities are offered, inclusive of 269,397 shares of Common Stock issued or issuable to the Selling Security Holder as commitment shares, as described in further detail herein. The shares being offered for resale by the Selling Security Holder represents approximately 18.9% of the outstanding Common Stock of the Company.

We will not receive any of the proceeds from the sale of shares of our Common Stock sold by the Selling Security Holder. The Selling Security Holder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Security Holder may sell the shares of Common Stock being registered pursuant to this prospectus. The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus provides you with a general description of the securities offered. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each offering of securities by us. These supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.

Our Common Stock is currently quoted on the Nasdaq Capital Market under the symbol “AVXL”. On August 30, 2016, the last reported sale price of our Common Stock was $3.04 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 9 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 31, 2016.

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ABOUT THIS PROSPECTUS

This prospectus of Anavex Life Sciences Corp., a Nevada corporation (collectively with all of its subsidiaries, the “Company”, “Anavex”, or “we”, “us”, or “our”) is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. In addition, Lincoln Park may, from time to time, offer and sell up to an aggregate of 6,754,609 shares of our Common Stock in one or more transactions.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Prospectus Summary - Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Prospectus Summary — Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary does not contain all of the information you should consider. Before investing in our securities, you should read the entire prospectus carefully, including the “Risk Factors” beginning on page 9 and the financial statements incorporated by reference.

Overview

Our Current Business

We are a clinical stage biopharmaceutical company engaged in the development of differentiated therapeutics for the treatment of neurodegenerative and neurodevelopmental diseases including drug candidates to treat Alzheimer’s disease, other central nervous system (“CNS”) diseases, pain and various types of cancer. The Company’s lead compound ANAVEX 2-73 is being developed to treat Alzheimer’s disease and potentially other central nervous system diseases, including rare diseases, such as Rett syndrome.

In December 2014 a Phase 2a clinical trial was initiated for ANAVEX 2-73, which is being evaluated for the treatment of Alzheimer’s disease. This randomized trial is designed to assess the safety and exploratory efficacy of ANAVEX 2-73 alone as well as in combination with donepezil (ANAVEX PLUS) in patients with mild to moderate Alzheimer’s disease. ANAVEX 2-73 targets sigma-1 and muscarinic receptors, which have been shown in preclinical studies to reduce stress levels in the brain and to reverse the pathological hallmarks observed in Alzheimer’s disease. ANAVEX 2-73 showed no serious adverse events in a previously performed Phase 1 study. In pre-clinical studies, ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties in various animal models including the transgenic mouse model Tg2576. In March, 2016, we received approval from the Ethics Committee in Australia to extend the ongoing Phase 2a clinical trial, which had been requested by patients and their caregivers. The trial extension allows participants who complete 52 weeks in PART B to roll-over into a new trial and continue taking ANAVEX 2-73 for an additional 104 weeks, providing an opportunity to gather extended safety data. The trial is independent of the Company’s planned larger Phase 2/3 double-blinded, placebo-controlled study of ANAVEX 2-73 in Alzheimer’s disease.

We intend to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

Our Pipeline

Our pipeline includes one clinical drug candidate and several compounds in different stages of pre-clinical study.

Our proprietary SIGMACEPTOR™ Discovery Platform produced small molecule drug candidates with unique modes of action, based on our understanding of sigma receptors. Sigma receptors may be targets for therapeutics to combat many human diseases, including Alzheimer’s disease. When bound by the appropriate ligands, sigma receptors influence the functioning of multiple biochemical signals that are involved in the pathogenesis (origin or development) of disease.

Compounds that have been subjects of our research include the following:

ANAVEX 2-73

ANAVEX 2-73 may offer a disease-modifying approach in Alzheimer’s disease (AD) by using ligands that activate sigma-1 receptors.

In AD animal models, ANAVEX 2-73 has shown pharmacological, histological and behavioral evidence as a potential neuroprotective, anti-amnesic, anti-convulsive and anti-depressive therapeutic agent, due to its potent affinity to sigma-1 receptors and moderate affinities to M1-4 type muscarinic receptors. In addition, ANAVEX 2-73 has shown a potential dual mechanism which may impact both amyloid and tau pathology. In a transgenic AD animal model Tg2576 ANAVEX 2-73 induced a statistically significant neuroprotective effect against the development of oxidative stress in the mouse brain, as well as significantly increased the expression of functional and synaptic plasticity markers that is apparently amyloid-beta independent. It also statistically alleviated the learning and memory deficits developed over time in the animals, regardless of sex, both in terms of spatial working memory and long-term spatial reference memory.

Based on the results of pre-clinical testing, we initiated and completed a Phase 1 single ascending dose (SAD) clinical trial of ANAVEX 2-73 in 2011. In this Phase 1 SAD trial, the maximum tolerated single dose was defined per protocol as 55–60 mg. This dose is above the equivalent dose shown to have positive effects in mouse models of AD. There were no significant changes in laboratory or electrocardiogram (ECG) parameters. ANAVEX 2-73 was well tolerated below the 55–60 mg dose with only mild adverse events in some subjects. Observed adverse events at doses above the maximum tolerated single dose included headache and dizziness, which were moderate in severity and reversible. These side effects are often seen with drugs that target CNS conditions, including AD.

The ANAVEX 2-73 Phase 1 SAD trial was conducted as a randomized, placebo-controlled study. Healthy male volunteers between the ages of 18 and 55 received single, ascending oral doses over the course of the trial. Study endpoints included safety and tolerability together with pharmacokinetic parameters. Pharmacokinetics includes the absorption and distribution of a drug, the rate at which a drug enters the blood and the duration of its effect, as well as chemical changes of the substance in the body. This study was conducted in Germany in collaboration with ABX-CRO, a clinical research organization that has conducted several Alzheimer’s disease studies, and the Technical University of Dresden.

In December 2014 a Phase 2a clinical trial was initiated for ANAVEX 2-73, which is being evaluated for the treatment of Alzheimer’s disease. The randomized trial is designed to assess the safety and exploratory efficacy of ANAVEX 2-73 alone as well as in combination with donepezil (ANAVEX PLUS) in patients with mild to moderate Alzheimer’s disease. ANAVEX 2-73 targets sigma-1 and muscarinic receptors, which have been shown in preclinical studies to reduce stress levels in the brain and to reverse the pathological hallmarks observed in Alzheimer’s disease. ANAVEX 2-73 showed no serious adverse events in a previously performed Phase 1 study. In pre-clinical studies ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties in various animal models including the transgenic mouse model Tg2576.

The Phase 2a study met both primary and secondary objectives of the study. The 31-week preliminary exploratory safety and efficacy data from the ongoing Phase 2a study of ANAVEX 2-73 in Alzheimer’s patients demonstrated favorable safety, maximum tolerated dose, positive dose response, sustained efficacy response through 31 weeks for both cognitive and functional measures, as well as positive unexpected therapeutic response events. ANAVEX 2-73 continues to demonstrate a favorable adverse event (AE) profile through 31 weeks in a patient population of elderly Alzheimer’s patients with varying degrees of physical fragility. The most common side effects across all AE categories tended to be of mild severity grade 1, and were resolved with dose reductions that were anticipated within the adaptive design of the study protocol. ANAVEX 2-73 data presented is prerequisite information in order to progress into Phase 2/3 placebo controlled studies.

Recent preclinical data validates ANAVEX 2-73 as a prospective platform drug for other neurodegenerative diseases beyond Alzheimer’s as well as neurodevelopmental diseases, more specifically, epilepsy and Rett syndrome. For epilepsy, data demonstrates both significant and dose related improvement in the reduction of seizures, as well as significant synergy with each of three generations of epilepsy drugs currently on the market. In Rett syndrome, a rare neurodevelopmental disease indication, administration of ANAVEX 2-73 resulted in both significant and dose related improvements in an array of behavioural paradigms in the MECP2 HET Rett syndrome disease model.

ANAVEX PLUS

ANAVEX PLUS, a combination of ANAVEX 2-73 with donepezil (Aricept®) is a potential novel combination drug for Alzheimer’s disease. Aricept® (donepezil) is now generic. ANAVEX 2-73 showed in combination with donepezil an unexpected and clear synergic effect of memory improvement by up to 80% in animal models. A patent application was filed in the US for the combination of donepezil and ANAVEX 2-73 and if granted would give patent protection at least until 2033.

In a humanized calibrated cortical network computer model the unexpected pre-clinical synergy between ANAVEX 2-73 and donepezil was confirmed and ANAVEX PLUS showed an anticipated ADAS-Cog response of 7 points at 12 weeks and 5.5 points at 26 weeks, which represents more than 2x the ADAS-Cog of donepezil alone.

ANAVEX 3-71

ANAVEX 3-71, previously named AF710B is a preclinical drug candidate with a novel mechanism of action via sigma-1 receptor activation and M1 muscarinic allosteric modulation, which has shown to enhance neuroprotection and cognition in Alzheimer’s disease. ANAVEX 3-71 is a CNS-penetrable mono-therapy that bridges treatment of both cognitive impairments with disease modifications. It is highly effective in very small doses against the major Alzheimer’s hallmarks in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid and tau pathologies, and also has beneficial effects on inflammation and mitochondrial dysfunctions. ANAVEX 3-71 indicates extensive therapeutic advantages in Alzheimer’s and other protein-aggregation-related diseases given its ability to enhance neuroprotection and cognition via sigma-1 receptor activation and M1 muscarinic allosteric modulation.

A recent preclinical study examined the response of ANAVEX 3-71 in aged transgenic animal models, and showed a significant reduction in rate of cognitive deficit, amyloid beta pathology and inflammation with the administration of ANAVEX 3-71. In April 2016 the U.S. Food and Drug Administration (“FDA”) granted Orphan Drug Designation (“ODD”) to ANAVEX 3-71 for the treatment of Frontotemporal dementia (“FTD”).

ANAVEX 1-41

ANAVEX 1-41 is a sigma-1 agonist. Pre-clinical tests revealed significant neuroprotective benefits (i.e., protects nerve cells from degeneration or death) through the modulation of endoplasmic reticulum, mitochondrial and oxidative stress, which damages and destroys cells and is believed by some scientists to be a primary cause of AD. In addition, in animal models, ANAVEX 1-41 prevented the expression of caspase-3, an enzyme that plays a key role in apoptosis (programmed cell death) and loss of cells in the hippocampus, the part of the brain that regulates learning, emotion and memory. These activities involve both muscarinic and sigma-1 receptor systems through a novel mechanism of action.

ANAVEX 1037

ANAVEX 1037 is designed for the treatment of prostate cancer. It is a low molecular weight, synthetic compound exhibiting high affinity for sigma-1 receptors at nanomolar levels and moderate affinity for sigma-2 receptors and sodium channels at micromolar levels. In advanced pre-clinical studies, this compound revealed antitumor potential with no toxic side effects. It has also been shown to selectively kill human cancer cells without affecting normal/healthy cells and also to significantly suppress tumor growth in immune-deficient mice models. Scientific publications describe sigma receptor ligands positively, highlighting the possibility that these ligands may stop tumor growth and induce selective cell death in various tumor cell lines. Sigma receptors are highly expressed in different tumor cell types. Binding by appropriate sigma-1 and/or sigma-2 ligands can induce selective apoptosis. In addition, through tumor cell membrane reorganization and interactions with ion channels, our drug candidates may play an important role in inhibiting the processes of metastasis (spreading of cancer cells from the original site to other parts of the body), angiogenesis (the formation of new blood vessels) and tumor cell proliferation.

Our compounds are in the pre-clinical and clinical testing stages of development, and there is no guarantee that the activity demonstrated in pre-clinical models will be shown in human testing.

Our Target Indications

We have developed compounds with potential application to two broad categories and several specific indications. The two categories are diseases of the central nervous system, and cancer. Specific indications include:

•      Alzheimer’s disease — In 2015, an estimated 5.3 million Americans were suffering from Alzheimer’s disease. The Alzheimer’s Association® reports that by 2025, 7.1 million Americans will be afflicted by the disease, a 40 percent increase from currently affected patients. Medications on the market today treat only the symptoms of AD and do not have the ability to stop its onset or its progression. There is an urgent and unmet need for both a disease modifying cure for Alzheimer’s disease as well as for better symptomatic treatments.

•      Depression — Depression is a major cause of morbidity worldwide according to the World Health Organization (WHO). Pharmaceutical treatment for depression is dominated by blockbuster brands, with the leading nine brands accounting for approximately 75% of total sales. However, the dominance of the leading brands is waning, largely due to the effects of patent expiration and generic competition.

•      Epilepsy — Epilepsy is a common chronic neurological disorder characterized by recurrent unprovoked seizures. These seizures are transient signs and/or symptoms of abnormal, excessive or synchronous neuronal activity in the brain. According to the Centers for Disease Control and Prevention, epilepsy affects 2.2 million Americans. Today, epilepsy is often controlled, but not cured, with medication that is categorized as older traditional anti-epileptic drugs and second generation anti epileptic drugs. Because epilepsy afflicts sufferers in different ways, there is a need for drugs used in combination with both traditional anti-epileptic drugs and second generation anti-epileptic drugs. GBI Research estimates that the epilepsy market will increase to $4.5 billion by 2019.

•      Neuropathic Pain — We define neuralgia, or neuropathic pain, as pain that is not related to activation of pain receptor cells in any part of the body. Neuralgia is more difficult to treat than some other types of pain because it does not respond well to normal pain medications. Special medications have become more specific to neuralgia and typically fall under the category of membrane stabilizing drugs or antidepressants.

•      Malignant Melanoma — Predominantly a skin cancer, malignant melanoma can also occur in melanocytes found in the bowel and the eye. Malignant melanoma accounts for 75% of all deaths associated with skin cancer. The treatment includes surgical removal of the tumor, adjuvant treatment, chemo and immunotherapy, or radiation therapy. According to IMS Health the worldwide Malignant Melanoma market is expected to grow to $4.4 billion by 2022.

•      Prostate Cancer — Specific to men, prostate cancer is a form of cancer that develops in the prostate, a gland in the male reproductive system. The cancer cells may metastasize from the prostate to other parts of the body, particularly the bones and lymph nodes. Drug therapeutics for Prostate Cancer are expected to increase to nearly $18.6 billion in 2017 according to BCC Research.

•      Pancreatic Cancer — Pancreatic cancer is a malignant neoplasm of the pancreas. In the United States approximately 45,000 new cases of pancreatic cancer will be diagnosed this year and approximately 38,000 patients will die as a result of their cancer. Sales predictions by GlobalData forecast that the market for the pharmaceutical treatment of pancreatic cancer in the five largest European countries and the United States, will increase to $1.63 billion by 2017.

Corporate Information

Our principal executive office is located at 51 West 52nd Street, 7th Floor, New York, NY 10019-6163, and our telephone number is 844.689.3939. Our website address is www.anavex.com. No information found on our website is part of this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

The Offerings

Primary Offering

We may offer and sell, from time to time, in one or more offerings, the securities that we describe in this prospectus having a total initial offering price not exceeding $100,000,000 at prices and on terms to be determined by market conditions at the time of any offering.

Secondary Offering

On October 21, 2015, the Company entered into a purchase agreement (the “Purchase Agreement”) with the Selling Security Holder (such transaction, the “Financing”), pursuant to which the Selling Security Holder agreed to purchase from us up to $50,000,000 of our Common Stock (subject to certain limitations) from time to time over a 36-month period. In connection with the Financing, the Company also entered into a registration rights agreement with the Selling Security Holder (the “RRA”) whereby the Company agreed to file a registration statement, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (“SEC”) covering the shares of the Company’s Common Stock that may be issued to the Selling Security Holder under the Purchase Agreement. 6,754,609 shares of Common Stock are being registered under the registration statement of which this prospectus is a part, in connection with the Company’s obligations under the Purchase Agreement and the RRA.

After the registration statement, of which this prospectus is a part, is declared effective, the Company may, from time to time and at its sole discretion, direct the Selling Security Holder to purchase up to 50,000 shares of our Common Stock on any such business day, provided that in no event shall the Selling Security Holder purchase more than $2,000,000 worth of our Common Stock on any single business day, plus an additional “accelerated amount” under certain circumstances. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to the Selling Security Holder. The purchase price of the up to 50,000 shares that may be sold to the Selling Security Holder under the Purchase Agreement on any business day will be based on the market price of our Common Stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, forward or reverse stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day’s notice.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. The Selling Security Holder has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock.

In consideration for entering into the Purchase Agreement, the Company issued to the Selling Security Holder, 179,598 shares of Common Stock as a commitment fee and shall issue up to 89,799 shares pro rata, which commitment fee shares are also being registered hereunder, when and if, the Selling Security Holder purchases at the Company’s discretion the $50,000,000 aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

This prospectus provides you with a general description of the securities we and the Selling Security Holder may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

General

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.anavex.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at http://www.anavex.com/investors/share-data/ copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our financial statements and the related notes contained in Item 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and our interim consolidated financial statements and the related notes contained in Item 1 of Part I of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated by reference into this prospectus, except that share and per share information for the years ended September 30, 2015 and 2014 and for the nine months ended June 30, 2016 and 2015 have been revised to reflect the reverse stock split of our issued and outstanding shares of Common Stock effective on October 7, 2015, at a ratio of 1 to 4. The selected data in this section is not intended to replace such financial statements, except that share and per share information has been revised for the periods presented to reflect the reverse stock split at a ratio of 1 to 4.

We have derived the statements of operations data for each of the years ended September 30, 2015 and 2014 and the balance sheet data as of September 30, 2015 and 2014 from the audited consolidated financial statements contained in Item 8 of Part II of our Annual Report on Form 10-K for the year ended September 30, 2015. The consolidated statement of operations data set forth below for the nine months ended June 30, 2016 and 2015 and the consolidated balance sheet data as of June 30, 2016 has been derived from our consolidated financial statements included in Item 1 of Part I of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is incorporated by reference into this prospectus.

The historical financial information set forth below may not be indicative of our future performance and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and notes to those statements included in Item 7 of Part II and Item 8 of Part II, respectively, of our Annual Report on Form 10-K for the year ended September 30, 2015, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and notes to those statements included in Item 2 of Part I and Item 1 of Part I, respectively, of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and updates thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference.

	Nine months ended June 30,
	2016 (unaudited)	2015 (unaudited)
Research and development expenses	$2,915,432	$1,525,233
General and administrative expenses	6,090,835	1,616,744
Net loss	(8,225,666)	(6,751,821)
Net loss per share, basic and diluted	(0.24)	(0.44)
Weighted average number of common shares, basic and diluted	34,961,838	15,438,000

	Year ended September 30,
	2015	2014
Research and development expenses	$2,271,736	$732,395

General and administrative expenses	4,836,978	2,236,580
Net loss	(12,108,130)	(9,968,353)
Net loss per share
Basic	(0.65)	(1.02)
Diluted	(0.65)	(1.02)

Weighted average number of common shares, basic and diluted	18,584,820	9,804,539

Selected Balance Sheet Data

	At June 30, 2016	At September 30,
	(unaudited)	2015	2014

Cash	$9,727,040	$15,290,976	$7,262,138
Working Capital	7,670,925	12,808,083	5,910,106
Total Assets	9,843,973	15,469,913	7,353,502
Long-term debt	345	332	263,727
Total Stockholders’ Equity	7,671,086	12,809,003	192,626

RISK FACTORS

An investment in our securities which may be offered hereby is subject to numerous risks, including the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2015, which is incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in our securities. You could lose all or part of your investment in the securities. You should consider these matters in conjunction with the other information included or incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. Our business, results of operations or financial condition could be seriously harmed, and the trading price of our Common Stock may decline due to any of these or other risks.

This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to various factors. The accompanying information contained in this prospectus, including the information set forth below, identifies important factors that could cause these differences. See “Forward-Looking Statements” below.

Risks Relating to the Purchase Agreement with the Selling Security Holder

The sale or issuance of our Common Stock to the Selling Security Holder may cause dilution and the sale of the shares of Common Stock acquired by the Selling Security Holder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

On October 21, 2015, we entered into the Purchase Agreement with the Selling Security Holder, pursuant to which the Selling Security Holder has committed to purchase up to $50,000,000 of shares of our Common Stock. Concurrently with the execution of the Purchase Agreement on October 21, 2015, we issued 179,598 shares of our Common Stock to the Selling Security Holder as a fee for its commitment to purchase additional shares of our Common Stock under the Purchase Agreement. We have not issued additional shares of Common Stock to the Selling Security Holder since the execution of the Purchase Agreement. Additional purchase shares that may be sold pursuant to the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time for a 36-month period, commencing after the SEC declares the registration statement that this prospectus forms a part effective.

The purchase price for the shares that we may sell to the Selling Security Holder under the Purchase Agreement will fluctuate based on the price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to the Selling Security Holder. Sales of our Common Stock, if any, to the Selling Security Holder will depend upon market conditions and other factors to be determined by us. Therefore, the Selling Security Holder may ultimately purchase all, some or none of the shares of our Common Stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, the Selling Security Holder may sell all, some or none of those shares. Sales to the Selling Security Holder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to the Selling Security Holder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not be able to access sufficient funds under the Purchase Agreement with Lincoln Park when needed.

Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on when we may sell shares to Lincoln Park, restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 9.99% of our outstanding Common Stock. Therefore, we might not have access to the full amount available to us under the Purchase Agreement. In addition, any amounts we sell under the Purchase

Agreement may not satisfy all of our funding needs, even if we are able and choose to sell all $50,000,000 of our Common Stock under the Purchase Agreement.

We elected to enter into the Purchase Agreement with Lincoln Park as we expect that amount of capital over the next three years will be required for us to fully implement our business, operating and development plans. The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $50,000,000 of shares of our Common Stock under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)   our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on December 29, 2015;

(2)   our Quarterly Reports on Form 10-Q for the fiscal periods ended: (i) December 31, 2015, as filed with the SEC on February 8, 2016; (ii) March 31, 2016, as filed with the SEC on May 11, 2016; and (iii) June 30, 2016, as filed with the SEC on August 11, 2016;

(3)   our Current Reports on Form 8-K, as filed with the SEC on September 28, 2015, October 6, 2015, October 7, 2015, October 26, 2015, May 6, 2016, May 11, 2016, June 23, 2016, July 7, 2016 and July 22, 2016;

(4)   all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act and all proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (1) above; and

(5)   The description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on December 6, 2005.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Anavex Life Sciences Corp.
51 West 52nd Street, 7th Floor
New York, NY 10019-6163
(844) 689-3939

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 9. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus in connection with the primary offering for general corporate and operations purposes and to fund our anticipated growth. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering. We retain broad discretion in determining how we allocate the net proceeds received in connection with the primary offering. However, we expect that such cash will be used to further our business plan of advancing human clinical trials of AVAVEX 2-73 and for general corporate and administrative purposes.

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Security Holder named in such prospectus supplement.

PLAN OF DISTRIBUTION

Primary Offering

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•      on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•      in the over-the-counter market;

•      in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•      through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•      the public offering price;

•      the name or names of any underwriters, dealers or agents;

•      the purchase price of the securities;

•      the proceeds from the sale of the securities to us;

•      any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•      any discounts or concessions allowed or reallowed or repaid to dealers; and

•      the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the Common Stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in our Common Stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our Common Stock is quoted on the Nasdaq Capital Market. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our Common Stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

Secondary Offering

The Common Stock offered by this prospectus is being offered by the Selling Security Holder. The Common Stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus could be affected in one or more of the following methods:

•      ordinary brokers’ transactions;

•      transactions involving cross or block trades;

•      through brokers, dealers, or underwriters who may act solely as agents;

•      “at the market” into an existing market for the Common Stock;

•      in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•      in privately negotiated transactions; or

•      any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Security Holder has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Security Holder has informed us that each such broker-dealer will receive commissions from the Selling Security Holder that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the Selling Security Holder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the Selling Security Holder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to the Selling Security Holder. We have agreed to indemnify and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Lincoln Park has agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Security Holder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “AVXL.”

When we refer to “Selling Security Holder” in this prospectus, we mean the entity listed in the table below.

SELLING SECURITY HOLDER

An aggregate of up to 6,754,609 shares of Common Stock and up to 269,397 shares of Common Stock may be offered for sale and sold from time to time pursuant to this prospectus by the Selling Security Holder. Except as may be set forth in any accompanying prospectus supplement, we will pay all of the expenses in connection with the registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the Selling Security Holder. We will not receive any proceeds from the sale of shares by the Selling Security Holder.

On October 21, 2015, the Company entered into the Purchase Agreement with the Selling Security Holder. In connection with the Financing, the Company also entered into the RRA whereby the Company agreed to file a registration statement with the SEC covering the shares of the Company’s Common Stock that may be issued to the Selling Security Holder under the Purchase Agreement. The shares being registered hereunder are being registered pursuant to the terms of the RRA.

After the SEC has declared effective this registration statement related to the Financing, the Company has the right, in its sole discretion over a 36-month period, to sell to the Selling Security Holder up to an aggregate commitment of $50,000,000 of shares of Common Stock. The Company controls the timing and amount of any future sales, if any, of shares of Common Stock to the Selling Security Holder.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. The Selling Security Holder has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock.

In consideration for entering into the Purchase Agreement, the Company issued to the Selling Security Holder, 179,598 shares of Common Stock as a commitment fee and shall issue up to 89,799 shares pro rata, when and if the Selling Security Holder purchases at the Company’s discretion the $50,000,000 aggregate commitment. For example, if we elect, at our sole discretion, to require the Selling Security Holder to purchase $100,000 of our stock then we would issue 180 shares of the pro rata commitment fee which is the product of $100,000 (the amount we have elected to sell) divided by $50,000,000 (the amount we can sell the Selling Security Holder under the Purchase Agreement multiplied by 89,799 (the total number of pro rata commitment shares). The pro rata commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to the Selling Security Holder. The Selling Security Holder may not assign or transfer its rights and obligations under the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

Pursuant to the Registration Rights Agreement, dated as of October 21, 2015, among the Selling Security Holder and the Company, the Selling Security Holder has the right to request that the Company include their shares on the registration statement of which this prospectus forms a part under the Securities Act. Under the Registration Rights Agreement, the Selling Security Holder has registration rights with respect to the shares of Common Stock set forth in the table below.

As of August 30, 2016, the Selling Security Holder beneficially owned, in the aggregate, 179,598 shares of Common Stock, or 0.50% of our outstanding Common Stock. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the Selling Security Holder upon consummation of any offering or offerings covered by this prospectus because the Selling Security Holder may offer some, all or none of their shares of Common Stock in any such offering or offerings. The Selling Security Holder does not and has not within the past three years had, any position, office or material relationship with us or any of our predecessors or affiliates.

Selling Shareholder	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering	No. of Shares to be Registered in this Offering		Percentage of Outstanding Shares Beneficially Owned After this Offering
Lincoln Park Capital Fund, LLC(1)	179,598	(2)	0.50%	6,754,609	(4)	*

____________

*      Less than 1%

(1)   Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of Common Stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(2)   Represents 179,598 shares of our Common Stock issued to the Selling Security Holder on or about October 21, 2015 as a fee for its commitment to purchase additional shares of our Common Stock under the Purchase Agreement, all of which shares are covered by the registration statement that includes this prospectus.

(3)   Based on 35,710,862 outstanding shares of our Common Stock as of August 30, 2016, with the above mentioned commitment shares deemed issued as of that date.

(4)   Although the Purchase Agreement provides that we may sell up to $50,000,000 of shares of our Common Stock to Lincoln Park, we have initially reserved approximately 6,754,609 shares for sale to Lincoln Park under the Purchase Agreement and RRA. The amount of shares of Common Stock we may sell to Lincoln Park is subject to cap on issuable shares as described in the Purchase Agreement.

The Lincoln Park Transaction

General

On October 21, 2015, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $50,000,000 of shares of our Common Stock (subject to certain limitations). Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

After the SEC has declared the registration statement effective, we may, from time to time over a 36-month period and at our sole discretion, but no more frequently than every other business day, direct Lincoln Park to purchase 50,000 shares of our Common Stock on any such business day, which amounts may be increased under certain circumstances, provided that in no event shall Lincoln Park purchase more than $2,000,000 worth of our Common Stock on any single business day, plus an additional “accelerated amount” under certain circumstances, at a purchase price per share based on the market price of our Common Stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount. The amount of shares of our Common Stock that we direct Lincoln Park to purchase depends on the closing price of our Common Stock.

The Company has previously entered into transactions with Lincoln Park. On July 5, 2013, the Company entered into a purchase agreement with Lincoln Park (the “2013 Purchase Agreement”) to purchase $10,000,000 shares, pursuant to which 2013 Purchase Agreement the Company could sell and issue to Lincoln Park, and Lincoln Park was obligated to purchase, up to $10,000,000 in value of its shares of Common Stock from time to time over a 25 month period. In connection therewith, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file a registration statement with the Commission covering the shares of the Company’s Common Stock that may be issued to Lincoln Park under the 2013 Purchase Agreement.

Under the 2013 Purchase Agreement, the Company determined, at its own discretion, the timing and amount of its sales of Common Stock, subject to certain conditions and limitations. The purchase price of the shares that were sold to Lincoln Park under the 2013 Purchase Agreement was based on the market price of the Company’s shares of Common Stock immediately preceding the time of sale without any fixed discount, provided that in no event could such shares be sold to Lincoln Park when the closing sale price was less than $0.50 per share ($2.00 on a post reverse split basis).

Pursuant to the 2013 Purchase Agreement, Lincoln Park initially purchased 62,500 shares of the Company’s Common Stock for $100,000. In consideration for entering into the 2013 Purchase Agreement, the Company issued to Lincoln Park 85,465 shares of Common Stock as a commitment fee and issued up to 33,353 shares pro rata, when Lincoln Park purchased the remaining $10,000,000 aggregate commitment. The sale of shares under the 2013 Purchase Agreement did not seem to have any discernable effect on the market price of the Company’s stock. During the 2-week period subsequent to the effective date of the registration statement on Form S-1 relating to the 2013 Lincoln Park transaction, there was a decrease in the market price of the Company’s Common Stock. During this period, the Company issued 75,489 shares of Common Stock to Lincoln Park, which represented 0.81% of the Company’s issued and outstanding shares as of the effective date.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase 50,000 shares of our Common Stock on any such business day. On any day that the closing sale price of our Common Stock is not below $7.00 the purchase amount may be increased, at our sole discretion, to up to 75,000 shares of our Common Stock per purchase; on any day that the closing sale price of our Common Stock is not below $9.00 the purchase amount may be increased, at our sole discretion, to up to 100,000 shares of our Common Stock per purchase; and on any day that the closing sale price of our Common Stock is not below $11.00 the purchase amount may be increased, at our sole discretion, to up to 125,000 shares of our Common Stock per purchase and on any day that the closing sale price of our Common Stock is not below $13.00 the purchase amount may be increased, at our sole discretion, to up to 150,000 shares of our Common Stock per purchase. Such purchases are hereinafter referred to as “Regular Purchases”. In no event shall Lincoln Park purchase more than $2,000,000 worth of our Common Stock pursuant to a Regular Purchase on any single business day. The purchase price per share for each such Regular Purchase will be equal to the lower of:

•      the lowest sale price for our Common Stock on the purchase date of such shares; or

•      the arithmetic average of the three lowest closing sale prices for our Common Stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice, to purchase an additional amount of our Common Stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

•      30% of the aggregate shares of our Common Stock traded during normal trading hours on the purchase date; and

•      200% of the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

•      96% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our Common Stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our Common Stock traded has exceeded such volume maximum; or

•      the closing sale price of our Common Stock on the purchase date.

In the case of both Regular Purchases and Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The Purchase Agreement limits our sales of shares of Common Stock to Lincoln Park to the maximum number of shares of our Common Stock that we may issue without breaching our obligations under applicable rules of the NASDAQ Stock Market (approximately 6,754,609 shares, or 19.99% of our total outstanding Common Stock upon entering into the Purchase Agreement) or obtaining stockholder approval under such rules.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

•      the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our Common Stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•      suspension by our principal market of our Common Stock from trading for a period of three consecutive business days;

•      the delisting of the Common Stock from the OTCQB operated by the OTC Markets Group, Inc., provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the NYSE MKT, the NYSE

Arca, the OTC Bulletin Board or the OTCQX operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing). If at any time after the Commencement Date, the Exchange Cap (as defined in the Purchase Agreement) is reached unless and until stockholder approval is obtained pursuant to Section 2(e) of the Purchase Agreement. The Exchange Cap shall be deemed to be reached at such time if, upon submission of a Regular Purchase Notice or Accelerated Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company’s obligations under the rules or regulations of the Principal Market (as defined in the Purchase Agreement);

•      the transfer agent’s failure for three business days to issue to Lincoln Park shares of our Common Stock which Lincoln Park is entitled to receive under the Purchase Agreement;

•      any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days; and

•      any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; and

•      if at any time we are not eligible to transfer our Common Stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our Common Stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All the shares of our Common Stock registered in this offering which may be sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36 months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Lincoln Park may ultimately purchase all, some or none of the shares of Common Stock registered in this offering that Lincoln Park has not previously purchased. Lincoln Park may sell all, some or none of the shares it has purchased or will purchase under the Purchase Agreement. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $50,000,000 of our Common Stock, exclusive of the 179,598 shares issued to Lincoln Park as a commitment fee. Depending on the price per share at which we sell our Common Stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement registered in this offering at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(3)(5)	Proceeds from the Sale of Shares to Lincoln Park Under the $50,000,000 Purchase Agreement
$1.00	6,485,212	15.34%	$6,485,212

$2.00	6,485,212	15.34%	$12,970,424

$3.04(4)	6,485,212	15.34%	$19,715,044

$5.00	6,485,212	15.34%	$32,426,060

$10.00	5,000,000	12.25%	$50,000,000

____________

(1)   Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to Lincoln Park, we are initially registering 6,754,609 shares (inclusive of the 179,598 initial commitment shares issued to Lincoln Park and the 89,799 additional commitment shares that may be issued to Lincoln Park as a commitment fee), which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we have initially reserved.

(2)   The number of registered shares to be issued excludes the 179,598 initial commitment shares that have been issued and 89,799 additional commitment shares that may be issued to Lincoln Park because no proceeds will be attributable to such commitment shares.

(3)   The denominator is based on 35,710,862 shares outstanding as of August 30, 2016, adjusted to include the 179,598 shares issued and to be issued to Lincoln Park as initial commitment shares in connection with this offering and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park at the applicable assumed average purchase price per share. The numerator does not include the 179,598 shares issued to Lincoln Park as initial commitment shares in connection with this offering, or the 89,799 additional commitment shares that may be issued to Lincoln Park pro rata, and is based on the number of shares registered in this offering to be issued under the Purchase Agreement at the applicable assumed purchase price per share set forth in the adjacent column. The number of shares in such column does not include shares that may be issued to Lincoln Park under the Purchase Agreement which are not registered in this offering.

(4)   The closing price of our Common Stock on August 30, 2016.

(5)   If we seek to issue shares, including shares from other transactions but not included in this offering that may be aggregated with this transaction under the applicable rules of the NASDAQ Stock Market, in excess of 6,754,609, or 19.99% of the total Common Stock outstanding as of the date of the Purchase Agreement, we may be required to seek stockholder approval in order to be in compliance with the rules of the NASDAQ Stock Market.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock with a par value of $0.001. As at August 30, 2016 we had 35,710,862 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The Common Stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

On October 7, 2015, the Company effected a reverse stock split at a ratio of 1 for 4, whereby every 4 shares of Common Stock became 1 share of Common Stock. The authorized shares of Common Stock of the Company were therefore proportionally reduced from 400,000,000 to 100,000,000.

Our Common Stock is quoted on the Nasdaq Capital Market under the trading symbol “AVXL”. On August 30, 2016, the last reported sale price of our Common Stock was $3.04 per share.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more shareholders, at least 100 of whom are shareholders of record and residents of the State of Nevada; and do business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our Company.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our Company.

DESCRIPTION OF WARRANTS

We may issue Warrants from time to time in one or more series for the purchase of our Common Stock. Warrants may be issued independently or together with any shares of Common Stock or offered by any prospectus supplement and may be attached to or separate from Common Stock. Each series of Warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of Warrants. A warrant agent may act as our agent in connection with the Warrants and would not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The specific terms of any series of Warrants will be described in the applicable prospectus supplement relating to that series of Warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the Warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of Warrants. The terms of any Warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of Warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of Warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If Warrants are offered by us, the prospectus supplement will describe the terms of the Warrants, including the following if applicable to the particular offering:

•	the title of the Warrants;

•	the total number of Warrants;

•	the number of shares of Common Stock purchasable upon exercise of the Warrants to purchase Common Stock and the price at which such shares of Common Stock may be purchased upon exercise;

•	the date on and after which the Warrants and the related Common Stock will be separately transferable;

•	if applicable, the date on which the right to exercise the Warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the Warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the Warrants; and

•	any other terms of the Warrants including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at our principal executive office, the warrant agent or any other office indicated in the prospectus supplement.

Before the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of shares of Common Stock, including the right to receive payments of dividends, if any, on the shares of Common Stock or to exercise any applicable right to vote.

Exercise of Warrants. Each Warrant will entitle the holder to purchase a number of shares of Common Stock at an exercise price as will in each case be described in, or calculable from, the prospectus supplement relating to those Warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the Warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised Warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, Warrants may be exercised by delivery to the warrant agent, or at our principal executive office or any other office indicated in the prospectus supplement, of the certificate evidencing the Warrants properly completed and duly executed, and of payment as provided in the prospectus supplement of the amount required to purchase the shares of Common Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the Warrants. Upon receipt of the payment, and the certificate representing the Warrants to be exercised properly completed and duly executed at our principal executive office, the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of Common Stock purchasable upon such exercise. If fewer than all of the Warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of Warrants.

The description in the applicable prospectus supplement and other offering material of any Warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer Warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer Warrants, see “Where You Can Find More Information”. We urge you to read the applicable warrant agreement and the applicable prospectus supplement in their entirety.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Snell & Wilmer, L.L.P., Reno, Nevada. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements as of September 30, 2015 and 2014 and for each of the two years in the period ended September 30, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ANAVEX LIFE SCIENCES CORP.

$100,000,000 of Shares of Common Stock and Warrants

6,754,609 Shares of Common Stock Offered by the
Selling Security Holder

_______________

PROSPECTUS

_______________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities registered hereby. The Company will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

SEC registration fee	$12,356
Legal fees and expenses	30,500
Accounting fees and expenses	10,000
Miscellaneous fees and expenses	—
—
Total expenses	$52,856

____________

*      Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the Nevada Revised Statutes, directors or officers of our Company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our Company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under Nevada law or otherwise, our Company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 16. Exhibits.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 31, 2016.

ANAVEX LIFE SCIENCES CORP.

By:	/s/ Christopher Missling, PhD
Name:	Christopher Missling, PhD
Title:	Chief Executive Officer, Principal
Executive Officer and Chairman of
the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Christopher Missling, PhD	Chief Executive Officer, Principal Executive Officer,	August 31, 2016
Christopher Missling, PhD	Director

/s/ Sandra Boenisch, CPA, CGA	Principal Financial Officer, Principal Accounting	August 31, 2016
Sandra Boenisch, CPA, CGA	Officer

*	Director	August 31, 2016
Athanasios Skarpelos

*	Director	August 31, 2016
Bernd Metzner, PhD

*	Director	August 31, 2016
Elliot Favus, MD

*	Director	August 31, 2016
Steffen Thomas, PhD

* By: /s/ Christopher Missling, PhD
Christopher Missling, PhD, as attorney-in-fact

EXHIBIT INDEX

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Specimen Stock Certificate (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on January 13, 2005)

4.2	Form of Warrant*

4.3	Form of Warrant Agreement*

5.1	Opinion of Snell & Wilmer, L.L.P. (incorporated by reference to an exhibit to our Form S-3/A, filed on August 18, 2016)

10.1

Purchase Agreement, dated as of October 21, 2015 by and between Anavex Life Sciences Corp. and Lincoln Park Capital Fund, LLC (incorporated by reference to an exhibit to our Form S-3/A, filed on August 18, 2016)

10.2

Registration Rights Agreement, dated as of October 21, 2015, by and between Anavex Life Sciences Corp. and Lincoln Park Capital Fund, LLC (incorporated by reference to an exhibit to our Form S-3/A, filed on August 18, 2016)

23.1	Consent of BDO USA, LLP**

23.2	Consent of Snell & Wilmer, L.L.P. (incorporated from Exhibit 5.1)

24.1	Power of Attorney

____________

*	To be filed by amendment or incorporated herein by reference in connection with the offering of the securities.
**	Filed herewith